Exhibit 10.1
Execution Version

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
    This Eighth Amendment to Amended and Restated Credit Agreement, dated as of June 15, 2023 (this “Amendment”), is by and among THE HAGERTY GROUP, LLC (the “Company”), Broad Arrow Capital Europe Limited, a private limited company incorporated in England and Wales with company number 13872922 (“BAC Europe”), Broad Arrow Capital UK Limited, a private limited company incorporated in England and Wales with company number 13872844 (“BAC UK” and, together with BAC Europe, the “Foreign Subsidiary Borrowers”; the Foreign Subsidiary Borrowers, together with the Company, the “Borrowers”), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders party to the Credit Agreement described below (in such capacity, the “Administrative Agent”).

    RECITALS

    A.    The Company, the Administrative Agent and the Lenders party thereto entered into an Amended and Restated Credit Agreement, dated as of December 12, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time, including pursuant to certain Foreign Subsidiary Borrower Agreements joining the Foreign Subsidiary Borrowers as party thereto, the “Credit Agreement”).

    B.    The Borrowers desire to amend the Credit Agreement in accordance with the terms hereof, and the Administrative Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

    Upon the Eighth Amendment Effective Date, the parties hereto agree that the Credit Agreement is hereby amended as follows:

1.1     The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Eighth Amendment” means the Eighth Amendment to this Agreement.
“Eighth Amendment Effective Date” means the date the Eighth Amendment is effective.
“Fundamental Transaction” means any acquisition by the Company or Hagerty, Inc. with a transaction value of at least $500,000,000 or any equity or debt financing, or series of financings, by the Company, Hagerty, Inc. or their respective Affiliates that raises at least $500,000,000.
“Hagerty, Inc.” means Hagerty, Inc., a Delaware corporation.
“Reinsurance Loan Documents” means the agreements and documents evidencing (a) a financing by State Farm and any other lenders from time to time party thereto or (b) any one or more other pari passu financing by any other lender or group of lenders, in each case to the Reinsurance Subsidiary and any subsidiary guarantors from time to time party thereto, as any such agreements and documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, provided that such agreements and documents shall be on the terms set forth on Schedule 1.02 hereto in
1

Exhibit 10.1
all material respects and shall not have any cross default (or similar term) to a Default under this Agreement.

“State Farm” means State Farm Mutual Automobile Insurance Company, an Illinois-domiciled mutual insurance company.
1.2    The definition of “Disqualified Equity Interests” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part (other than for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in each case, prior to the date that is ninety-one (91) days after the Revolving Credit Maturity Date in effect at the time of issuance of such Equity Interest, unless, in each case, such term, event or condition is subject to the Payment in Full of the Obligations; provided, that the foregoing shall not apply to (i) a redemption, conversion or exchange into equity interests that do not themselves constitute Disqualified Equity Interests, (ii) any offer to redeem or repurchase required to be made in connection with a change of control, initial public offering, Disposition, Fundamental Transaction or similar event or (iii) compensatory equity awards to directors, managers, officers and employees in which shares are withheld (redeemed) upon vesting or exercise to pay applicable withholding taxes or, in the case of an option, the exercise price of the option.

1.3    The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by replacing the period at the end of clause (g) thereof with “; and” and adding the following thereafter:

(h)    such Acquisition does not constitute a Fundamental Transaction.

1.4    The definition of “Reinsurance Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Reinsurance Subsidiary” means Hagerty Reinsurance Limited, a Bermuda Class 3A Reinsurance Company and a wholly-owned Subsidiary of the Company, together with its Subsidiaries.

1.5    Section 6.01(u) of the Credit Agreement is re-designated as Section 6.01(v), and the following new Section 6.01(u) is added immediately prior thereto:

(u)     Indebtedness of the Reinsurance Subsidiary under the Reinsurance Loan Documents in an aggregate principal amount not to exceed $50,000,000, as reduced from time to time; provided that, (i) no Default exists or would be caused by the incurrence thereof, (ii) the Company is receiving at least $50,000,000 of proceeds from the issuance of Qualified Equity Interests prior to or substantially simultaneously with the initial incurrence of such Indebtedness, and (iii) neither the Company nor any of its Subsidiaries (other than the Reinsurance Subsidiary) is liable, directly or indirectly, by a Guarantee or otherwise, for such Indebtedness or any of the other obligations or other liabilities thereunder; and

1.6    Section 6.08(a) of the Credit Agreement is amended and restated in its entirety as follows:

(a)    restrictions and conditions imposed by law, by this Agreement, by any other Loan Document or, solely with respect to the Reinsurance Subsidiary or any Subsidiary thereof, by any Reinsurance Loan Document;

1.7    Schedule 1.02 attached hereto is added as Schedule 1.02 to the Credit Agreement.

ARTICLE 2.
REPRESENTATIONS
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Exhibit 10.1

    Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

2.1    The execution, delivery and performance of this Amendment are within such Borrower’s powers and have been duly authorized by all necessary limited liability company action. This Amendment has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
2.2    After giving effect to the amendments herein contained, the representations and warranties contained in Article III of the Credit Agreement and the representations and warranties contained in the other Loan Documents, which are qualified by materiality, are true in all respects and the representations and warranties therein that are not qualified by materiality are true in all material respects, on and as of the date hereof (other than such representations and warranties that refer to an earlier date, in which case such representations and warranties are true in all respects, or true in all material respects, as applicable, on and as of such earlier date).
2.3    After giving effect to the amendments herein contained, no Default has occurred and is continuing on the date hereof.
ARTICLE 3.
CONDITIONS PRECEDENT

    This Amendment shall become effective as of the date specified in the first paragraph hereof when each of the following conditions is satisfied or waived (the “Eighth Amendment Effective Date”):

    3.1    This Amendment shall be executed by each of the Borrowers, the Required Lenders and the Administrative Agent.

    3.2    The Consent and Agreement attached hereto shall be executed by each of the Guarantors.

ARTICLE 4.
MISCELLANEOUS.

    4.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

    4.2    Except as expressly amended hereby, each Borrower acknowledges and agrees that (a) the Credit Agreement and all other Loan Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (b) it has no setoff, counterclaim, defense or other claim or dispute with respect to any Loan Document, (c) the security interests and other Liens created by the Loan Parties under the Collateral Documents continue in full force and effect after giving effect to this Amendment, and secure, in addition to other obligations described as secured thereby, all Secured Obligations, and (d) the guaranties granted by the Loan Parties under the Subsidiary Guaranty continue in full force and effect after giving effect to this Amendment, and guaranty, in addition to other obligations described as being guarantied thereby, all Secured Obligations.

    4.3    This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lenders now have or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle the Borrowers to a waiver, amendment, modification or other change to, of or in respect of any provision of the Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement, as amended hereby. This Amendment is a Loan Document. Among
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Exhibit 10.1
other provisions of the Credit Agreement, this Amendment is subject to Sections 9.06(b), 9.09 and 9.10 of the Credit Agreement as if such provisions were set forth fully herein.

[Remainder of Page Intentionally Left Blank]

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Exhibit 10.1
        IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

THE HAGERTY GROUP, LLC

By: /s/ Patrick McClymont
Name: Patrick McClymont
Title: Chief Financial Officer

BROAD ARROW CAPITAL EUROPE LIMITED

By: /s/ Kenneth Ahn
Name: Kenneth Ahn
Title: Director

BROAD ARROW CAPITAL UK LIMITED

By: /s/ Kenneth Ahn
Name: Kenneth Ahn
Title: Director

Signature Page to Hagerty Group Eighth Amendment

Exhibit 10.1

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By: /s/ Nathan Wright
Name: Nathan Wright
Title: Authorized Officer
Signature Page to Hagerty Group Eighth Amendment

Exhibit 10.1
KEYBANK NATIONAL ASSOCIATION

By: /s/ Brian P. Fox
Name:    Brian P. Fox
Title: Senior Vice President
Signature Page to Hagerty Group Eighth Amendment

Exhibit 10.1

    CITIZENS BANK N.A.

    By: /s/ Donald Wright
    Name: Donald Wright            Title: SVP
Signature Page to Hagerty Group Eighth Amendment

Exhibit 10.1

Signature Page to Hagerty Group Eighth Amendment

Exhibit 10.1
CONSENT AND AGREEMENT

As of the date and year first above written:

    (a)    Each of the undersigned hereby fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and acknowledges and agrees to all of the representations, covenants, terms and provisions of the above Amendment applicable to it.

    (b)     Each of the undersigned hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Consent and Agreement are within its powers and have been duly authorized by all necessary action, and (ii) this Consent and Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    (c)    Except as expressly amended hereby, each of the undersigned hereby acknowledges and agrees that (i) the Credit Agreement and all Loan Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document; and (iii) notwithstanding anything to the contrary in any Loan Document, the term “Guaranteed Obligations” and “Secured Obligations” as used and defined in the Subsidiary Guaranty and any Collateral Document executed by each of the undersigned shall include all Secured Obligations of The Hagerty Group, LLC as a Borrower.

    (d)    Each of the undersigned hereby acknowledges that its consent and agreement hereto is a condition to the Agent’s agreement pursuant to the above Amendment and it is in its interest and to its financial benefit to execute this consent and agreement. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement described in the above Eighth Amendment to Amended and Restated Credit Agreement.

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HAGERTY ASSET MANAGEMENT, LLC
CAVALLINO CAFE, LLC
HAGERTY CANADA, LLC
HAGERTY CLASSIC MARINE INSURANCE AGENCY, LLC
HAGERTY CLASSIC ANALYTICS, LLC
HAGERTY DRIVERS CLUB, LLC (F/K/A HAGERTYPLUS, LLC)
HAGERTY DRIVERS CLUB CANADA, LLC
HAGERTY DRIVESHARE LLC
HAGERTY INSURANCE AGENCY, LLC
HAGERTY MANAGEMENT, LLC
HAGERTY MEDIA PROPERTIES, LLC
HAGERTY MOTORSPORTS, LLC
HAGERTY WELLNESS CENTER, LLC
HISTORIC VEHICLE ASSOCIATION, LLC
HISTORIC VEHICLE ASSOCIATION CANADA, LLC
HAGERTY VENTURES, LLC
SPEED DIGITAL, LLC
HAGERTY RADWOOD, INC.
BROAD ARROW GROUP, INC.
HAGERTY EVENTS, LLC

                        Each By: /s/ Patrick McClymont

                         Name: Patrick McClymont
                         Title: Chief Financial Officer

BROAD ARROW LICENSES LLC
BROAD ARROW AUCTIONS LLC
BROAD ARROW CAPITAL LLC
BROAD ARROW PRIVATE SALES LLC

Each By: BROAD ARROW GROUP, INC., its Sole Member

     By: /s/ Patrick McClymont
                              Name: Patrick McClymont
                             Title: Chief Financial Officer

Signature Page to Consent and Agreement to
Hagerty Group Eighth Amendment

Exhibit 10.1
Schedule 1.02 to the Credit Agreement

STATE FARM CREDIT FACILITY TERM SHEET

TERM SHEET
•This Term Sheet (the “Term Sheet”) summarizes the proposed terms to be incorporated into a definitive agreement, with respect to a proposed credit facility (the “Credit Facility”) to Hagerty Reinsurance Limited by State Farm Mutual Automobile Insurance Company. The proposed terms and any final agreement are subject to the negotiation and execution of all definitive documentation. The parties do not intend that this Term Sheet or any actions of the parties with respect hereto be deemed to constitute a legally binding obligation of the parties (and neither this Term Sheet nor such actions shall constitute legally binding obligations of the parties to enter into the Credit Facility).  Except as set forth below, it is understood and agreed that (i) this Term Sheet creates no binding rights or obligations on the part of any party or any legal offer of any kind and (ii) no legally binding agreement shall arise, directly or indirectly, as to the subject matter hereof unless and until written, definitive agreements evidencing the Credit Facility have been negotiated, approved, executed and delivered by the parties.

CREDIT FACILITY
Borrower:	Hagerty Reinsurance Limited, a Bermuda Class 3A Reinsurance Company (the “Company”).
Lender:	State Farm Mutual Automobile Insurance Company (the “Lender”).
Facility:	10-year unsecured term loan in the principal amount of $25 million (the “Term Loan”).
Incremental Facility:
The Company will have the right, from time to time, on one or more occasions, to add one or more incremental term facilities and/or increase the amount of the Term Loan in an aggregate original principal amount not to exceed $25 million (each an “Incremental Facility”), subject to (i) customary terms and conditions and (ii) one or more incurrence tests. The aggregate principal amount of the Term Loan and all Incremental Facilities shall not exceed $50 million. Each Incremental Facility shall be pari passu with or junior to the Term Loan and on terms and conditions agreed upon by the Company and the relevant Incremental Facility lender(s). The Company shall first offer the opportunity to the Lender to provide any Incremental Facility and the Lender shall be entitled to agree or decline to participate in any Incremental Facility in its sole discretion by responding within ten (10) business days of such offer.

Availability:
The Term Loan will be available on the date on which definitive credit documentation for the Term Loan is executed and delivered by the Lender and the Company (the “Closing Date”), subject to the conditions precedent set forth herein. Amounts repaid under the Term Loan shall not be reborrowed.

Use of Proceeds:	The Company shall use the proceeds of the Term Loan for working capital and other general corporate purposes. The proceeds of the Term Loan shall not be used for any personal, family or household purposes or the acquisition of margin stock.
Subordination:	Repayment rights pursuant to the Term Loan shall be subordinated to any obligations to the Company’s policyholders in the case of a winding-up of the Company.
Maturity:
The principal amount of the Term Loan plus any accrued and unpaid interest shall be due and payable in full on the tenth anniversary of the Closing Date (or, if on such date the Repayment Conditions (as defined below) are not then satisfied, the next day on which the Repayment Conditions are satisfied) (the “Term Loan Maturity Date”).

Interest Rate:	Interest will accrue on the Term Loan at the fixed interest rate of eight percent (8%) per annum (compounded annually). The default interest rate will be the interest rate plus two percent (2%) per annum.

Exhibit 10.1

Interest Payments:
The Company shall make quarterly payments of accrued interest on the outstanding and unpaid principal amount of the Term Loan commencing on [June 30], 2023, and on each [March 31, June 30, September 30 and December 31] thereafter prior to the Term Loan Maturity Date. An interest payment shall be deferred indefinitely for so long as the Company is (or would be, as a result of such payment) in breach of its enhanced capital and surplus requirement (“ECR”), as set out in the Bermuda Insurance Act 1978 and its related regulations (the “Insurance Act”).

Optional Prepayments:
The Credit Facility will include a one-year soft call period. At any time following the first anniversary of the Closing Date, the Company shall be permitted to prepay the Term Loan in whole or in part (subject to the Repayment Conditions); provided that partial prepayments shall be in a minimum principal amount to be agreed. On the date of each prepayment, the Company shall pay the accrued and unpaid interest on the principal amount prepaid, together with a prepayment premium of 2% for year 2 and 1% for year 3 of the Credit Facility and 0% thereafter. The Company shall give the Lender at least ten (10) days’ prior written notice of each voluntary prepayment, which notice shall specify the principal amount of the Term Loan that will be prepaid and the date on which such prepayment will be made. When such written notice is given to the Lender the principal amount of the prepayment specified in such written notice shall become due and payable on the date specified for such prepayment in such notice.

Repayment Conditions:
Repayments of the principal amount of the Term Loan are subject to the following conditions: (i) prior to the fifth anniversary of the Closing Date, the Term Loan may only be repaid with the approval of the Bermuda Monetary Authority (the “BMA”) (to the extent then required by the BMA or the BMA’s rules for eligible capital); (ii) the Term Loan may not be repaid at any time, including on the Term Loan Maturity Date, if the ECR would be breached immediately before or after giving effect to such repayment; and (iii) the Term Loan may not be repaid at any time, including on the Term Loan Maturity Date, if any other condition to such repayment under the BMA’s rules for eligible capital (on the basis that the Term Loan is intended to qualify as Tier 2 Ancillary Capital under the Insurance Act) or as may have otherwise been imposed by the BMA have not been complied with, unless, in the case of each of clause (i), (ii) and (iii), (a) the Company replaces the capital represented by the Term Loan to be repaid with capital having equal or better capital treatment as the Term Loan under the BMA’s rules for eligible capital (or the satisfaction of such condition is otherwise not required to permit the Term Loan to qualify as Tier 2 Ancillary Capital under the Insurance Act) or (b) the repayment is otherwise permitted by the BMA (collectively, the “Repayment Conditions”).

Exhibit 10.1

Conditions Precedent:
The closing of, and the funding under, the Credit Facility will be subject to satisfaction or waiver of the following conditions precedent, in each case, in form and substance reasonably satisfactory to the Lender:

•The negotiation, execution and delivery of definitive documentation with respect to the Credit Facility (collectively, the “Loan Documents”).
•The Lender shall have received constitutional documents of the Company certified by a responsible officer and Bermuda certificates of compliance from the Bermuda Registrar of Companies and the BMA.
•The Lender shall have received customary opinions of counsel to the Company with respect to authority, legality, validity, binding effect and enforceability of the documents for the Credit Facility.
•The Lender shall have received a solvency certificate, signed by a responsible officer of the Company, certifying as to the financial condition, solvency and related matters of the Company immediately after giving effect to the incurrence of indebtedness by the Company on the Closing Date.
•There shall not have occurred, since December 31, 2022, any event or condition that has had, or would be reasonably expected, either individually or in the aggregate, to have, a material adverse effect on the Company.
•The absence of any action, suit, investigation or proceeding pending, or, to the knowledge of the Company, threatened, in any court or before any arbitrator or governmental authority that would reasonably be expected to have a material adverse effect on the Company.
•The Lender shall have received evidence that all boards of directors, shareholder and governmental consents necessary in connection with the Credit Facility have been obtained.
•The Lender shall have received payment of all fees and expenses owing pursuant to the Loan Documents and invoiced to the Company at least 3 business days prior to the Closing Date.

Representations and Warranties:	Customary for subordinated commercial loans for entities subject to Solvency II (or equivalent) seeking Tier 2 Ancillary Capital treatment under the Insurance Act, subject to materiality qualifiers and thresholds to be agreed and limited to: formation and organization; power and authority; enforceability; governmental approvals; absence of conflicts; accuracy of financial statements; absence of material adverse change; subsidiaries; absence of material litigation or administrative proceedings; compliance with laws and agreements; ownership of assets and rights; perfection and first priority of security interests; accuracy of disclosure; solvency; use of proceeds; Federal Reserve margin regulations; inapplicability of the Investment Company Act of 1940; taxes; and environmental matters.
Affirmative Covenants:	Customary for subordinated commercial loans for entities subject to Solvency II (or equivalent) seeking Tier 2 Ancillary Capital treatment under the Insurance Act, subject to materiality qualifiers and thresholds to be agreed and limited to: information reporting; notification of defaults; maintenance of existence; compliance with laws; maintenance of properties; maintenance of insurance; payment of taxes; maintenance of records; and environmental matters.

Exhibit 10.1

Negative Covenants:
Customary for subordinated commercial loans for entities subject to Solvency II (or equivalent) seeking Tier 2 Ancillary Capital treatment under the Insurance Act, subject to materiality qualifiers and thresholds to be agreed and limited to limitations on: changes in identity or organizational matters; indebtedness; hedge agreements; acquisitions; dispositions; investments; material contracts; affiliate transactions; liens; restricted payments; negative pledges; changes in nature of business; accounting changes and changes to fiscal year; and fundamental changes.[1,2]

Events of Default:
Customary for subordinated commercial loans for entities subject to Solvency II (or equivalent) seeking Tier 2 Ancillary Capital treatment under the Insurance Act, subject to cure periods, materiality qualifiers and thresholds to be agreed and limited to: nonpayment of principal, interest and other required amounts; breach of representation or warranty; breach of covenants; judgments; bankruptcy or insolvency events; and change of control.

Bermuda Monetary Authority Provisions:
In order to qualify the Term Loan as Tier 2 Ancillary Capital under the Insurance Act, the definitive agreements will contain provisions where the parties will acknowledge that it is:

● free of incentives to redeem;
● unencumbered;
● does not contain terms or conditions designed to accelerate or induce the Company’s insolvency; and
● does not give rise to a right of set-off against the Company’s claims and obligations to an investor or creditor.

MISCELLANEOUS
Fees and Expenses:	The Company shall pay the reasonable and documented out-of-pocket fees and expenses of the Lender associated with the Credit Facility.
1 NTD: To the extent this covenant restricts amending material contracts, such restrictions shall only apply to the extent the amendment is materially adverse to the Lender.
2 To permit restricted payments in an unlimited amount so long as after giving pro forma effect to such restricted payment, Borrower has available capital and surplus (as calculated under the Bermuda solvency model) in an aggregate amount not less than the sum of (i) ECR and (ii) (A) from the Closing Date until the date that is the first anniversary of the Closing Date, 10% of the outstanding obligations under this Credit Facility, (B) from the date that is the first day following the first anniversary of the Closing Date through the date that is the second anniversary of the Closing Date, 20% of the outstanding obligations under this Credit Facility, (C) from the date that is the first day following the second anniversary of the Closing Date through the date that is the third anniversary of the Closing Date, 30% of the outstanding obligations under this Credit Facility, (D) from the date that is the first day following the third anniversary of the Closing Date through the date that is the fourth anniversary of the Closing Date, 40% of the outstanding obligations under this Credit Facility, (E) from the date that is the first day following the fourth anniversary of the Closing Date through the date that is the fifth anniversary of the Closing Date, 50% of the outstanding obligations under this Credit Facility, (F) from the date that is the first day following the fifth anniversary of the Closing Date through the date that is the sixth anniversary of the Closing Date, 60% of the outstanding obligations under this Credit Facility, (G) from the date that is the first day following the sixth anniversary of the Closing Date through the date that is the seventh anniversary of the Closing Date, 70% of the outstanding obligations under this Credit Facility, (H) from the date that is the first day following the seventh anniversary of the Closing Date through the date that is the eighth anniversary of the Closing Date, 80% of the outstanding obligations under this Credit Facility, (I) from the date that is the first day following the eighth anniversary of the Closing Date through the date that is the ninth anniversary of the Closing Date, 90% of the outstanding obligations under this Credit Facility and (J) from the date that is the first day following the ninth anniversary of the Closing Date and thereafter, 100% of the outstanding obligations under this Credit Facility.

Exhibit 10.1

Confidentiality:	Without the prior written consent of the Company, the Lender agrees not to disclose, and to cause its directors, agents, advisors, officers, employees, attorneys, accountants, stockholders, authorized representatives and affiliates not to disclose, the existence or status of negotiations with respect hereto or any other information concerning the Company or its affiliates received in connection therewith, provided that the Lender shall be entitled to disclose any information about this Term Sheet and the investment contemplated herein as required by law, in which case, the Company shall have the opportunity to review the disclosure in advance and provide comments thereto. In addition, neither party shall use the other party’s name in any manner, context or format (including reference on or links to websites, press releases, etc.) without the prior written consent of the other party.
Governing Law:	THIS TERM SHEET AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE SUBORDINATION PROVISIONS OF THE LOAN DOCUMENTS, WHICH SHALL BE GOVERNED BY BERMUDA LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.
Third Party Beneficiaries:	Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Company and Lender and their successors or assigns, any rights or remedies under or by reason of this Term Sheet.
Miscellaneous:	This Term Sheet may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one document. Counterparts may be delivered by email (including a “.pdf” format data file), fax, DocuSign or similar encrypted electronic document system, and any counterpart so delivered shall have the same force and effect as if such counterpart were an original thereof. The headings of the various sections of this Term Sheet have been inserted for reference only and shall not be deemed to be a part of this Term Sheet. The Loan Documents will include mutual waivers of jury trial.

Except for the provisions with the headings “Confidentiality,” “Governing Law,” “Third Party Beneficiaries” and “Miscellaneous,” each of which is expressly intended to bind, and shall be construed to bind the undersigned regardless of whether any further definitive agreement is subsequently executed, the foregoing provisions of this Term Sheet reflect the current intent of the parties hereto with respect to the contemplated transaction and such non-binding provisions shall not obligate either party to one another or create any liability to the other for any failure to comply with those non-binding provisions or the failure to enter into a definitive agreement.

Hagerty Reinsurance Limited                State Farm Mutual Automobile Insurance Company

By:                            By:
Name:                            Name:
Title:                            Title:
Date:                            Date:
4879-0836-5159 v10 [7-4344]
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